UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2012

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.     Results of Operations and Financial Condition.

On September 18, 2012, Senesco Technologies, Inc., a Delaware corporation (the “Company”), issued a press release to report the Company’s financial results for the fiscal year and three months ended June 30, 2012. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

The information in this Item 2.02 and in any exhibits referred to herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.     Other Events.

As disclosed in the press release, as of June 30, 2012, the Company had cash and cash equivalents in the amount of $2,001,325, compared to cash and cash equivalents of $3,609,954, as of June 30, 2011. Senesco has initiated a Phase 1b/2a clinical study with SNS01-T in multiple myeloma patients. Patients are currently being treated in the second cohort of the trial. The Company plans to fund research and development and commercialization activities by utilizing their current cash balance and investments, by achieving milestones set forth in current licensing agreements, through the execution of additional licensing agreements, and through the placement of equity and / or debt instruments. The Company believes that it has sufficient cash on hand to maintain operations through November 2012. However, if the Company is not able to raise capital in the near term through the placement of equity or debt securities, then the Company believes it has the ability to raise additional capital through its existing ATM facility, utilize its current unused line of credit and, if necessary, delay certain costs which will provide the Company with enough cash to fund its operations at least through March 31, 2013.

The Company also disclosed the following information in the press release:

•                     The Company completed the first cohort of patients in its Phase 1b/2a clinical trial for the treatment of multiple myeloma in which SNS01-T, the Company’s lead drug candidate, was well tolerated and met the criteria for Stable Disease in 2 of the 3 evaluable patients that comprised cohort 1.

•                     The Company began dosing patients in the second cohort at the next higher dose level in its Phase 1b/2a clinical trial for the treatment of multiple myeloma.

•                     The Company was informed that the U.S. Food and Drug Administration (FDA) has granted orphan-drug designation for SNS01-T for treatment of both mantle cell lymphoma (MCL) and diffuse large B-cell lymphoma (DLBCL).

•                     The Company reported that the combination of bortezomib (the active component of VELCADE® marketed by Millennium, the Takeda Oncology Company) and SNS01-T performs significantly better than either treatment alone in mouse xenograft models.

•                     The Company reported that combining SNS01-T with lenalidomide (the active ingredient in REVLIMID® marketed by Celgene Corporation) inhibits tumor growth more effectively than either drug alone in mouse xenograft models.

•                     The Company delivered a presentation at the 14th Annual Rodman & Renshaw Healthcare Conference.

•                     A poster describing the ongoing SNS01-T study in multiple myeloma was presented at the 2012 Annual Meeting of the American Society of Clinical Oncology.

•                     The Company completed a warrant exchange program in August 2012 whereby outstanding warrants to purchase 17,262,500 shares of common stock were exchanged for shares of common stock and certain Series A Convertible Preferred Stock and all outstanding shares of Series B Convertible Preferred Stock were converted into an aggregate of 20,686,807 shares of common stock. Subsequent to the warrant exchange and as of September 15, 2012, the capitalization table of the Company consisted of the following:

Common Stock outstanding	116,753,186
Preferred Stock *	3,826,923
Warrants	39,963,481
Options	15,647,742
Fully diluted	176,191,332

* Represents 995 shares of Series A 10% Convertible Preferred Stock, with a stated value of $1,000 per share. Such 10% Convertible Preferred Stock is currently convertible into common stock at a conversion rate of $0.26 per common share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

99.1	Press Release of Senesco Technologies, Inc. dated September 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: September 18, 2012	By:	/s/ Leslie J. Browne
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer